Exhibit 99.1

Kite Pharma Expands Leadership Team, Appoints Paul L. Jenkinson as Chief Financial Officer

Led Worldwide Commercial and Corporate Financial Planning Functions at Allergan

SANTA MONICA, Calif., May 16, 2016 — Kite Pharma, Inc. (Nasdaq: KITE) today announced the appointment of Paul L. Jenkinson as Chief Financial Officer, reporting to Arie Belldegrun, M.D., FACS, Kite’s Chairman, President, and Chief Executive Officer.

Mr. Jenkinson succeeds Cynthia M. Butitta, who continues in her role as Kite’s Chief Operating Officer. Mr. Jenkinson and Ms. Butitta are working closely on the transition and other ongoing business activities.

“Paul brings extensive experience in international financial management and operations to Kite as we prepare for the potential launch of our lead candidate KTE-C19 next year,” said Dr. Belldegrun. “As Kite continues to grow, our evolving leadership structure reflects the expanding focus and specialized needs of our organization. Paul’s expertise in the development, launch, and commercialization of products in multiple markets, including in the U.S., Europe, Asia, and other regions, directly supports our goal of delivering engineered cell therapies to cancer patients in need. We’re thrilled to have him join our team.”

Mr. Jenkinson joins Kite Pharma after nearly a decade at Allergan, where he served most recently as Vice President, Global Commercial and Corporate Finance. In this role, he was responsible for the corporation’s financial planning and analysis activities, working with commercial operations, manufacturing operations, research and development, and general and administration functions in multiple international markets. His responsibilities also included global commercial finance with a focus on performance and system-wide revenue and cost management initiatives. Previously, Mr. Jenkinson served in finance positions of increasing responsibility at Black & Decker Corporation (presently Stanley Black & Decker), attaining the position of Vice President, Corporate Officer, at the Kwikset, Baldwin and Weiser Lock Companies. He began his career in finance positions at Deloitte New Zealand and later at a predecessor company of Fonterra. Mr. Jenkinson holds a Bachelor of Commerce degree in Accounting & Finance and Marketing from the University of Otago, New Zealand, and is an active member of Chartered Accountants Australia and New Zealand.

“I’m excited to join such a talented and driven team, and I share their commitment to delivering engineered cell therapies with the potential to transform the landscape of cancer therapy,” said Mr. Jenkinson. “Kite has an impressive track record of solid execution and sound financial management, and I look forward to building on this success.”

About Kite Pharma

Kite Pharma, Inc., is a clinical-stage biopharmaceutical company engaged in the development of novel cancer immunotherapy products, with a primary focus on engineered autologous cell therapy (eACT™) designed to restore the immune system’s ability to recognize and eradicate tumors. Kite is based in Santa Monica, CA. For more information on Kite Pharma, please visit www.kitepharma.com. Sign up to follow @KitePharma on Twitter at www.twitter.com/kitepharma.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the ability to advance engineered cell therapies and to obtain regulatory approval and commercially launch KTE-C19. Various factors may cause differences between Kite’s expectations and actual results as discussed in greater detail in Kite’s filings with the Securities and Exchange Commission, including without limitation in Kite’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2016. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CONTACT: Greg Mann

VP, Investor Relations

gmann@kitepharma.com

For Media: Justin Jackson

Burns McClellan

(212) 213-0006

jjackson@burnsmc.com